U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2018

urban-gro, Inc.

(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1751 Panorama Point

Unit G

Lafayette, CO 80026

(Address of principal executive offices)

(720) 390-3880

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

Effective August 31, 2018, our Board of Directors amended our bylaws to increase the number of members of our Board of Directors from three (3) to seven (7) persons. To fill the additional positions, our Board appointed the following persons as directors of our Company, to hold such position until the next annual meeting of our shareholders, their resignation, removal or death, whichever occurs first. Each is considered to be an “independent director”:

James H. Dennedy

Lance Galey

Lewis O. Wilks

James Lowe

We also have amended the compensation paid to our directors. Effective immediately, a stock option to acquire up to 100,000 shares of the Company’s Common Stock has been issued to each new independent director, exercisable at $1.20 per share. The stock options shall vest proportionately on each annual anniversary of their respective appointment over a 3-year period. In addition, a director who agrees to participate and become a member of a standing committee of the Board, including Audit Committee, Nominating and Corporate Governance and Compensation, will receive an additional option to purchase 10,000 shares at an exercise price of $1.20, which will vest at end of each year of service for each committee that they are on. Each director will be required to attend a minimum of 75% of all board meetings per year in person or telephonically. All travel and other expense incurred by each Director will be reimbursed by us. It is also possible that director compensation will include monetary fees at some time in the near future.

The following is the biographical information each of our new directors:

James H Dennedy, age 52, was appointed as a director of our Company in August 2018. In addition to his position with our Company Mr. Dennedy is a Director and Chief Financial Officer for Interurban Capital Group, a capital investment and management services company based in Seattle, WA. Prior to this position, from May 2011 through January 2017, he was the President and CEO of Agilysis, Inc., a company offering software solutions to the hospitality industry and based in Alpharetta, GA. Mr. Dennedy received an MA degree in Economics from the University of Colorado, Boulder in 1995, an MBA degree from The Ohio State University in 1992 and a BS degree in Economics from the US Air Force Academy in 1984.

Lance Galey, age 43, was appointed as a director of our Company in August 2018. In addition to his position with our Company, Mr. Galey is also currently Vice President of Engineering, Oracle Cloud Infrastructure at Oracle, a position he has held since July 2017. Prior, from June 2016 to July 2017, Mr. Galey was Chief Technology Officer for MassRoots, Inc., a Denver, CO based publicly traded company providing a technology platform for the cannabis industry. From May 2016 through June 2017, Mr. Galey was the Principal Cloud Architect at Dynamics 365 at Microsoft, Inc. From February 2014 through April 2016 he was Chief Cloud Architect at Autodesk, where he helped transform their products into strategic SaaS businesses. From June 2012 through February 2014, he was Vice President and Principal Architect at Salesforce.com, where he led the architecture and development of numerous core infrastructure services underlying a large portfolio of Salesforce SaaS applications and was selected as the executive MVP for the technology division of Salesforce.com. Prior to his time at Salesforce, Mr. Galey served as Chief Architect and Head of OpenStack Engineering of Cloud Services for WebEx, a division of Cisco (2011-2012); and as the Director of Architecture for the Disney Connected and Advanced Technologies division of The Walt Disney Company (2009-2011). Mr. Galey also served as Sr. Program Manager at Microsoft Inc. (2006-2009) and began his career at Amazon (2005-2006) and Level 3 Communications (2000-2005). He received a Bachelor of Science degree from Regis University in 2004.

Lewis O. Wilks, Jr., age 65, was appointed as a director of our Company in August 2018. In addition to his position with our Company, since 2004 Mr. Wilks has been the Senior Managing Partner at Bright Peaks Venture Capital LLC, Cherry Hills Village, CO, where he oversees the company’s investments. In addition, since November 2015, he has been the Executive Chairman of NCS Analytics, a Denver, CO based company that is implementing its patent pending, predictive analytics engine to provide financial, regulatory, and audit service to clients with real-time alerts for cash intensive businesses, including marijuana related businesses. Since June 2017, he has also been Chairman of El Dorado Hills, CA based FuseIntel, a company doing intelligence sector analytics. From September 1997 to September 2001, he served as the Chief Strategy Officer for Qwest Communications. Mr. Wilks received a Bachelor of Science degree in Computer Science from the University of Central Missouri in 1979.

James R. Lowe, age 38, was appointed as a director of our Company in August 2018. In addition to his position with our Company, Mr. Lowe cofounded MJardin in 2014 where he served as President of Cultivation, overseeing all cultivation operations through 2017 and currently sits on its board of directors. Mr. Lowe left MJardin to become EVP of Operations of GrowForce, a spinout from MJardin based in Canada focusing on international cannabis opportunities. Since December 2015 he has also been an owner of Potco LLC, one of the highest grossing single site medical cannabis dispensary and grow facilities in Colorado. He has also been a cultivation advisor for Lightshade Labs, LLC, where he has provided guidance on cultivation operations since 2012. Mr. Lowe is also the owner of Next1 Labs, a vertically integrated extraction and concentrate business with a multi-acre outdoor farm complex and the largest producer of live resin products in the state of Colorado. Lastly, Mr Lowe entered the legal cannabis market in 2009 as the owner of Cloud 9 Support LLC, a retail horticulture supplies and design company that was responsible for over 50 design projects and construction assists while laying the groundwork for future endeavors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2018	URBAN-GRO, INC. (Registrant)

By: /s/ Bradley Nattrass
Bradley Nattrass, Chief Executive Officer

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